Exhibit 23.1

Consent Of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-90950) of Advanced Medical Optics, Inc. of our report dated June 27, 2003 relating to the financial statements of the Advanced Medical Optics, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP

Orange County, California

June 27, 2003